Filed by Cemtrex. Inc.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: Key Tronic Corporation
Registration No. 333-220329

CEMTREX ANNOUNCES REVISED EXCHANGE OFFER FOR KEY TRONIC CORP. VALUED AT $11 PER SHARE

FARMINGDALE, NY, October 23, 2017 – Cemtrex, Inc. (Nasdaq: CETX) today announced a revised exchange offer, valued substantially higher at $11 per share, to acquire Key Tronic Corporation (Nasdaq: KTCC) by offering to exchange each outstanding share of Key Tronic common stock for one series 2 unit consisting of (i) one $10 4% debenture due 2024 and (ii) one third (1/3rd) share of Cemtrex common stock. The purpose of the offer is for Cemtrex to acquire control of, and ultimately the entire interest in, Key Tronic.

Exchange Price:	1 share of KTCC common stock for each CETX Series 2 Unit

Every Cemtrex series 2 unit offered for each outstanding share of Key Tronic common stock will consist of the following:

(i)	One $10 principal amount of 4% subordinated debenture due 2024, and
(ii)	One third (1/3rd) share of Cemtrex common stock

On Friday, October 20:	KTCC closed at $6.91 per share of common stock.
CETX closed at $2.92 per share of common stock

This revised offer with Cemtrex’s series 2 units equals $11 per KTCC share which represents an approximate 58.8% premium to Friday’s $6.91 closing price of KTCC’s common shares. The Cemtrex debenture will pay quarterly interest, be subordinated only to senior bank indebtedness, contain certain covenants and are intended to be listed for trading on OTC or NASDAQ, as appropriate. Cemtrex will seek to get them trading as soon as reasonably possible post-closing. All fractional shares of Cemtrex stock shall be adjusted up or down to a whole number.

Cemtrex believes its business model and financial resources would construct an optimal platform for the combined company to create long-term value for all stockholders.

This revised exchange offer is the first step in Cemtrex’s plan to acquire all of the outstanding shares of Key Tronic, which may not be completed through this offering and may be accomplished through one or more transactions following this offering although no assurance can be given that Cemtrex will be able to gain control of Key Tronic. The complete terms and conditions of the exchange offer shall be set forth in an amended Form S-4 registration statement when filed, with the Securities and Exchange Commission.

About the Exchange Offer

The exchange offer is conditioned upon, among other things, the registration statement for the issuance of Cemtrex debentures and common stock in the exchange offer being declared effective by the Securities and Exchange Commission and, to the extent required by the rules of the Nasdaq Stock Market, stockholder approval of the issuance of Cemtrex securities in the offer, which the executive officers and directors of Cemtrex have the voting power to approve. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any securities. Any exchange offer will be made only through a registration statement and related materials. Investors and stockholders of Key Tronic are advised to read this registration statement and other disclosure materials (including other disclosure materials when they become available) carefully because they will contain (and will contain) important information. Investors and stockholders may obtain a free copy of the disclosure materials and other documents filed by Cemtrex with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. A free copy of the disclosure materials and other documents of Cemtrex may also be obtained from Cemtrex upon request by directing such request to Okapi Partners LLC, the Exchange Agent for the exchange offer:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

Banks and brokerage firms, please call: (212) 297-0720

Stockholders and all others call toll-free: (855) 208-8901

Email: cemtrex@okapipartners.com

About Cemtrex

Cemtrex, Inc. (NASDAQ: CETX) is an international diversified industrial and manufacturing company that provides a wide array of solutions to meet today’s technology challenges. Cemtrex provides manufacturing services of advanced custom engineered electronics design and manufacturing services, comprehensive industrial services, monitoring instruments for industrial processes and environmental compliance, and systems for controlling particulates, hazardous gases, emissions of Greenhouse gases, and other regulated pollutants. The Company is also in the process of developing its own proprietary IoT and wearable devices. For more information about Cemtrex, please visit www.cemtrex.com.

Forward-Looking Statements

This release contains forward-looking statements relating to Cemtrex’s exchange offer for all of the outstanding shares of Key Tronic common stock and Cemtrex’s expectations with regard to the proposed transaction. These forward-looking statements are based on Cemtrex’s current intent, expectations, estimates and projections and are not guarantees of future performance. These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. In addition, some factors are beyond Cemtrex’s control. Factors that could cause actual results to differ materially from the statements made in this release include, among others: (i) the willingness of Key Tronic shareholders to tender their shares in the exchange offer and the number and timing of shares tendered; (ii) the satisfaction, or waiver by Cemtrex to the extent legally permissible, of all conditions to the exchange offer; (iii) Cemtrex’s and Key Tronic’s ability to receive any and all necessary approvals, including any necessary governmental or regulatory approvals; and (iv) other factors as described in filings with the Securities and Exchange Commission, including the factors to be discussed under the heading “Risk Factors” in Cemtrex’s registration statement on Form S-4 as filed with the Securities and Exchange Commission.

Contact:

For further information, please contact:

Investor Relations
Cemtrex, Inc.
Phone: 631-756-9116
investors@cemtrex.com